CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 5 to Form SB-2 Registration Statement of our report dated May 15, 2007 relating to the January 31, 2007 and 2006 financial statements of Aspire Japan, Inc. (FKA  Dream Media, Inc.)

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

/s/Webb & Company, P.A.

Boynton Beach, Florida
October 3, 2007